EXHIBIT 4.15

REGISTRATION RIGHTS AGREEMENT

                 THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of November 29, 2001, between NEXTEL COMMUNICATIONS, INC., a Delaware corporation (the “Company”), and NEOWORLD HOLDINGS, LLC, a Delaware limited liability company, (“NeoWorld Holdings”).

                 A. NeoWorld Holdings owns all of the issued and outstanding capital stock of NeoWorld Communications Inc., a Delaware corporation (“NeoWorld Communications”).

                 B. On March 28, 2001, NeoWorld Holdings and Unrestricted Subsidiary Funding Company, a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“USFCo”), entered into an option agreement (the “Option Agreement”) pursuant to which USFCo has the right to purchase all of the issued and outstanding capital stock of NeoWorld Communications and of any other entities (the “License Entities”) owned by NeoWorld Holdings that own, manage and/or operate 900 MHz specialized mobile radio systems pursuant to licenses issued by the Federal Communications Commission.

                 C. USFCo has elected to exercise its rights under the Option Agreement pursuant to a Notice of Option Exercise and Memorandum of Agreement between USFCo and Seller made on October 30, 2001. USFCo has assigned its rights to FCI 900, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), as permitted under the Option Agreement. Acquisition Sub has elected to exercise its rights under the Option Agreement and has entered into a Stock Purchase and Exchange Agreement (the “Purchase Agreement”) pursuant to which Acquisition Sub has agreed to purchase and NeoWorld Holdings has agreed to sell pursuant to the terms set forth in the Purchase Agreement all of the issued and outstanding capital stock of NeoWorld and of each License Entity.

                 D. The Purchase Price (as defined below) for the capital stock of NeoWorld Communications and the License Entities is payable in the Company’s Class A Common Stock, par value $0.001 per share (the “Company Common Stock”), cash, or a combination of Company Common Stock and cash; provided, that any Company Common Stock issued as payment of the Purchase Price must be registered for resale on the Closing Date (as defined below) pursuant to the terms of an effective registration statement under the 1933 Act (as defined below) pursuant to this Agreement.

                 E. If the Company pays all of the Purchase Price in cash, this Agreement will terminate and the Company shall have no obligations under this Agreement.

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and NeoWorld Holdings agree as follows:

                 1. Definitions.

                 As used in this Agreement, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time, or any successor federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time, be amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute, and the rules and regulations of the SEC issued under such act, as they each may, from time to time, be amended.

“Acquisition Sub” has the meaning set forth in the recitals.

“Agreement” has the meaning set forth in the preamble.

“Closing Date” has the meaning set forth in the Purchase Agreement, and shall include any extensions thereof as contemplated by the Purchase Agreement.

“Company” has the meaning set forth in the preamble and shall also include the Company’s successors.

“Company Common Stock” has the meaning set forth in the recitals.

“Holder(s)” means (i) NeoWorld Holdings, for so long as it owns any Registrable Securities, and (ii) any Member that holds Registrable Securities as a result of the distribution of Registrable Securities from NeoWorld Holdings to such Member upon any dissolution or liquidation of NeoWorld Holdings or similar event, provided that such Member has agreed to be bound by the provisions of this Agreement.

“indemnified party” has the meaning set forth in Section 4(c).

“indemnifying party” has the meaning set forth in Section 4(c).

“License Entities” has the meaning set forth in the recitals.

“Member” means any holder of membership interests in NeoWorld Holdings.

“NeoWorld Communications” has the meaning set forth in the recitals.

“NeoWorld Holdings” has the meaning set forth in the preamble.

“Option Agreement” has the meaning set forth in the recitals.

“Other Stockholders” means Persons other than Holders, who, by virtue of agreements with the Company or any affiliate of the Company, whether entered into prior to, on, or after the date hereof, are entitled to include securities of the Company in the Shelf Registration.

“Permitted Interruption” has the meaning set forth in Section 5.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in the Purchase Agreement.

“Registrable Securities” means shares of Company Common Stock acquired by NeoWorld Holdings pursuant to the Purchase Agreement; provided, however, that any such shares of Company Common Stock shall cease to be Registrable Securities when they (i) have been sold pursuant to the Shelf Registration Statement, (ii) have been or may be sold pursuant to Rule 144 of the 1933 Act, (iii) have been transferred to someone other than a Holder, or (iv) have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with compliance with state securities or blue sky laws, (iii) all expenses incurred by the Company of preparing word processing, printing and distributing the Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits, but excluding (x) fees and expenses of counsel to the Holders and (y) underwriting discounts and commissions, brokers commissions or similar fees and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Period” has the meaning set forth in Section 2(a) hereof.

“SEC” means the Securities and Exchange Commission.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers an offering to be made on a continuous basis of all of the Registrable Securities (and may include other securities of the Company held by Other Stockholders) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“USFCo” has the meaning set forth in the recitals.

                 2. Registration Under the 1933 Act.

                 (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall file a Shelf Registration Statement and use its commercially reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or before the Closing Date and to remain effective until the earlier of (i) 365 days from the date the Shelf Registration Statement is declared effective or (ii) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold (the “Registration Period”).

                 (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to this Section 2. Each Holder shall pay (i) all underwriting discounts and commissions, brokers commissions or similar fees and transfer taxes, if any and (ii) the fees and expenses of counsel to the Holders, if any, pro rata in proportion to the number of Registrable Securities sold by such Holder pursuant to the Shelf Registration Statement in relation to all Registrable Securities sold pursuant to the Shelf Registration Statement.

                 (c) In addition to the Registrable Securities, the Company may include in the Shelf Registration securities held by Other Stockholders.

                 3. Registration Procedures.

                 (a) In connection with the obligations of the Company with respect to the Shelf Registration Statement, the Company shall:

                       (1) prepare and file with the SEC the Shelf Registration Statement on an appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form;

                       (2) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the Registration Period and cause each Prospectus to be supplemented by any required prospectus supplement and cause any supplement to be filed pursuant to Rule 424 under the 1933 Act;

                       (3) promptly furnish to each Holder of Registrable Securities and to one counsel for the Holders, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any supplement thereto and such other documents as such Holder or counsel may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities in accordance with the plan and manner of distribution which is attached hereto as Annex A and which will be included in the Prospectus;

                       (4) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any

Holder of Registrable Securities shall reasonably request in writing by the time the Shelf Registration Statement is filed with the SEC, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(4), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

                       (5) promptly notify each Holder of Registrable Securities, counsel for the Holders and, if requested by any such Holder or counsel, confirm such advice in writing (i) when the Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, or of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and in any such case, the Company shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement and provide immediate notice to each Holder of the withdrawal of any such order; and

                       (6) upon request, furnish to each Holder, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto);

                       (7) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

                       (8) upon the occurrence of any event during the Registration Period that makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in the Shelf Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall immediately notify each Holder and use its commercially reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                       (9) make available for inspection by one representative designated by the Holders, and an attorney and an accountant designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, attorney or accountant as shall be necessary to conduct a reasonable investigation within the meaning of the 1933 Act; provided, that, for the purpose of such investigation, such Holders, attorney and accountant have entered into a confidentiality agreement in a form satisfactory to the Company;

                       (10) if reasonably requested by any Holder covered by the Shelf Registration Statement, promptly incorporate in a Prospectus supplement such information with respect to such Holder as such Holder reasonably requests to be included therein; and

                 (b) The Company may require each Holder to furnish to the Company such information regarding the Holder and evidence of its compliance with the terms of this Agreement and applicable laws and regulations as the Company may from time to time reasonably request in writing. Each holder agrees to distribute Registrable Securities only in the manner described in Annex A.

                 (c) Each Holder agrees to, as expeditiously as possible, (i) notify the Company of the occurrence of any event that makes any statement made in the Shelf Registration Statement or Prospectus regarding such Holder untrue in any material respect or that requires the making of any changes in the Shelf Registration Statement or Prospectus so that, in such regard, (A) in the case of the Shelf Registration Statement, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of a Prospectus, it will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to such Prospectus.

                 (d) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(8) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(8) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Holder agrees that in the event it receives any notice from the Company under Section 3(a)(8), it will not disclose such fact to any Person.

                 4. Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless each Holder whose Registrable Securities are included in the Shelf Registration and each Person, if any, who controls such Holder within the meaning of the 1933 Act, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Holder or any such controlling Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company has furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any selling Holder or its representatives expressly for use therein. The Company will also indemnify selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons within the meaning of the 1933 Act, to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with the Shelf Registration Statement; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, or Prospectus, the indemnity agreement contained in this Section 4(a) will not inure to the benefit of any such Person to the extent that any such losses, claims, damages or liabilities of such Person result from the fact that there was not sent or given to any Person who purchased Registrable Securities in connection with such registration, at or prior to the written confirmation of the sale of Registrable Securities to such Person, a copy of the Prospectus relating to such registration, as then amended or supplemented (exclusive of material incorporated by reference), if the Company had previously furnished copies thereof to such Person.

                 (b) Each Holder of Registrable Securities that are included in the Shelf Registration agrees, severally and not jointly, to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors, officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company and any other selling Holder within the meaning of the 1933 Act to the same extent as the foregoing indemnity from the Company, but only with reference to information furnished to the Company in writing by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). Each Holder of Registrable Securities that are included in the Shelf Registration will also indemnify selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons within the meaning of the 1933 Act, to the same extent as provided with respect to the indemnification of the Company and the other Selling Holders, if requested in connection with any Registration Statement; provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus, or Prospectus, the indemnity agreement contained in this Section 4(b) will not inure to the benefit of any such Person to the extent that any such losses, claims, damages or liabilities of such Person result from the fact that there was not sent or given to any Person who purchased Registrable Securities in connection with such registration, at or prior to the written confirmation of the sale of Registrable Securities to such Person, a copy of the Prospectus relating to such registration, as then amended or supplemented (exclusive of material incorporated by reference), if the Company or Holder had previously furnished copies thereof to such Person.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of the 1933 Act, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Holders of a majority of the Registrable Securities then outstanding. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding; provided that such unconditional release may be subject to a parallel release of a claimant or plaintiff by such indemnified party from all liability in respect of claims or counterclaims asserted by such indemnified party, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party; provided, further, that, as to each indemnified party withholding such consent, the maximum amount of the losses, damages or liabilities in respect of which such indemnified party may seek indemnification hereunder with respect to such claim is limited to the amount that the indemnifying party would have paid to or on behalf of such indemnified party had such indemnified party consented to such settlement.

                 (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ obligations to contribute pursuant to this Section 4(d) are several in proportion to the aggregate amount of Registrable Securities of such Holder that were registered pursuant to the Shelf Registration Statement.

                 (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the net proceeds received by such Holder in connection with the sale of the Registrable Securities sold by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

                 The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, and (iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

                 5. Permitted Interruption. Notwithstanding any provision of this Agreement or the Purchase Agreement, the Company shall not be required to prepare or file the Shelf Registration Statement, any amendment or post- effective amendment thereto or Prospectus supplement or to supplement or amend the Shelf Registration Statement or otherwise facilitate the resale of Registrable Securities, and the Company shall be free to take or omit to take any other action that would result in the impracticality of any such filing, supplement or amendment, (x) in connection with pending corporate developments, public filings with the SEC and similar events, for a period not to exceed 30 days in any three-month period or an aggregate of 90 days (whether or not consecutive) in any twelve-month period or (y) in connection with any pending or potential acquisitions, financings or similar transactions, for a period not to exceed 60 days in any three-month period or 90 days (whether or not consecutive) in any twelve-month period (any period described in this Section 5 during which the Company is not required to make such filing, amendment or supplement is herein referred to as a “Permitted Interruption”). If a Permitted Interruption affects the Shelf Registration Statement during the Registration Period, the Company agrees to notify each of the Holders so affected by a Permitted Interruption as promptly as practicable upon each of the commencement and termination of each Permitted Interruption. The Company shall not be required in the notice of a Permitted Interruption to disclose the cause for such Permitted Interruption, and each Holder agrees that it will not disclose receipt of a notice of Permitted Interruption to any Person. Each Holder agrees that, upon receipt of any notice from the Company, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the Company’s notice as to the termination of the Permitted Interruption. In the event of a Permitted Interruption during the Registration Period, the Registration Period shall be extended by the number of days of such period. Nothing in this Section 5 shall affect Acquisition Sub’s obligations under the Purchase Agreement to pay the entire Purchase Price in cash if the shares of Company Common Stock to be issued to NeoWorld Holdings under the Purchase Agreement, if any, are not registered for resale pursuant to the terms of the Shelf Registration Statement on or prior to the Closing Date, or on or prior to the end of the ninety-day extension thereof as contemplated in Section 1.02 of the Purchase Agreement.

                 6. Miscellaneous.

                 (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders pursuant to this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

                 (b) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consents to any departure from the provisions of Section 4 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

                 (c) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender’s facsimile machine. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:

If to NeoWorld Holdings or a Holder:	NeoWorld Holdings, LLC
1515 Broad Street
Bloomfield, New Jersey 07003
Attention: Brian D. McAuley
Telephone: (973) 771-0300
Telecopier: (973) 771-0983
With a copy to:
Piper Marbury Rudnick & Wolfe LLP
Avenue of the Americas
New York, NY 10020
Attention: Leonard Gubar, Esq.
Telephone: 212-835-6020
Telecopier: 212-835-6101
With a copy to:
Kirkland & Ellis
200 East Randolph Street
Chicago, IL 60601
Attention: Jeffrey Seifman, Esq.
Telephone: 312-861-2201
Telecopier: 312-861-2200
If to the Company:	Nextel Communications, Inc.
2001 Edmund Halley Dr.
Reston, Virginia 20191
Attention: Leonard J. Kennedy, Esq.
General Counsel
Telephone: (703) 433-4274
Telecopier: (703) 433-4846

With a copy to:
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, OH 44114
Attention: Jeanne M. Rickert, Esq.
Telephone: (216) 586-7220
Telecopier: (216) 579-0212

                 (d) Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section

                 (e) Successors and Assigns. This Agreement binds and inures to the benefit of the Holders and the Company and its successors. No Holder may assign any of the rights created by this Agreement; except the rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities that is another Holder, provided that (i) the assigning Holder shall promptly notify the Company in writing of the name and address of such transferee or assignee and the Securities with respect to which such registration rights are being assigned and (ii) the Holder and such transferee or assignee execute a joinder agreement substantially in the form attached hereto as Annex B pursuant to which such transferee or assignee agrees in writing to be bound by and subject to all of the terms of this Agreement.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Effectiveness. The effectiveness of this Agreement is conditioned upon, and the obligations and rights of the parties hereunder will come into force and effect on, the Closing Date, including any extension thereof as contemplated by the Purchase Agreement, if and only if Acquisition Sub elects to pay all or part of the Purchase Price with shares of Company Common Stock. The Company shall have no obligations under this Agreement and neither NeoWorld Holdings nor any other Holder shall have any rights under this Agreement in the event that the Company does not issue shares of Company Common Stock as payment for all or part of the Purchase Price under the Purchase Agreement. This Agreement will terminate if Acquisition Sub at any time elects, or is required, under the Purchase Agreement to pay all of the Purchase Price in cash.

[Signatures on Following Page]

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEXTEL COMMUNICATIONS, INC.

By: /s/ MORGAN O’BRIEN Name: Morgan O’Brien Title: Vice Chairman

NEOWORLD HOLDINGS, LLC

By: /s/ BRIAN D. McCAULEY Name: Brian D. McCauley Title: President

14